UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2021

Morgan Stanley

(Exact Name of Registrant

as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031	MLPY	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Morgan Stanley (the “Company”) held on Thursday, May 20, 2021, shareholders approved the amended and restated Equity Incentive Compensation Plan (the “EICP”) to increase the number of shares of common stock available to be granted under the EICP by 60 million shares, to extend the term of the EICP for an additional five years, and to remove references to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the Tax Cuts and Jobs Act.

For a description of the terms and conditions of the EICP, as amended and restated as of March 26, 2021, see “Summary of the EICP as Proposed to be Amended and Restated” under “Item 4. Company Proposal to Approve the Amended and Restated Equity Incentive Compensation Plan” in the proxy statement filed with the Securities and Exchange Commission on April 1, 2021 for the Annual Meeting (the “2021 Proxy”), which description is incorporated herein by reference. The description of the EICP contained in the 2021 Proxy is qualified in its entirety by reference to the full text of the EICP, a copy of which is filed hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as independent auditor, (iii) approve the compensation of executives as disclosed in the 2021 Proxy (a non-binding advisory vote) and (iv) approve the amended and restated EICP.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The shareholders’ vote ratified the appointment of the independent auditor. The proposal to approve the compensation of executives as disclosed in the 2021 Proxy, through an advisory vote, was approved. The proposal to approve the amended and restated EICP was approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

1.	Election of Directors	FOR	AGAINST	ABSTAIN	Broker Non-vote
	Elizabeth Corley	1,553,934,393	14,404,009	1,700,821	124,628,001
	Alistair Darling	1,559,332,941	8,754,048	1,952,234	124,628,001
	Thomas H. Glocer	1,549,851,577	18,061,548	2,126,098	124,628,001
	James P. Gorman	1,514,818,240	53,119,545	2,101,438	124,628,001
	Robert H. Herz	1,542,414,216	25,663,268	1,961,739	124,628,001
	Nobuyuki Hirano	1,562,968,337	5,031,081	2,039,805	124,628,001
	Hironori Kamezawa	1,563,696,127	4,315,549	2,027,547	124,628,001
	Shelley B. Leibowitz	1,564,632,780	3,675,116	1,731,327	124,628,001
	Stephen J. Luczo	1,562,916,325	4,895,077	2,227,821	124,628,001
	Jami Miscik	1,563,570,198	4,213,852	2,255,173	124,628,001
	Dennis M. Nally	1,546,847,868	20,976,868	2,214,487	124,628,001
	Mary L. Schapiro	1,553,785,964	14,581,090	1,672,169	124,628,001
	Perry M. Traquina	1,563,544,900	4,450,958	2,043,365	124,628,001
	Rayford Wilkins, Jr.	1,533,119,939	30,742,077	6,177,207	124,628,001

2.	Ratification of Appointment of Independent Auditor	1,644,958,209	48,026,241	1,682,774	*

3.	Approval of Compensation of Executives (Non-Binding Advisory Vote)	1,504,043,961	62,339,747	3,655,515	124,628,001

4.	Approval of the Amended and Restated Equity Incentive Compensation Plan	1,500,642,638	66,010,927	3,385,658	124,628,001

_______________

* Not applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Morgan Stanley Equity Incentive Compensation Plan, as amended and restated as of March 26, 2021.
Exhibit 101	Interactive Data Files pursuant to Rule 406 of Regulation S-T formatted in Inline Extensible Business Reporting Language (“Inline XBRL”).
Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	May 20, 2021	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary